Exhibit 99.1

Moelis & Company Reports Third Quarter and First Nine Months 2026 Financial Results;

Declares Regular Quarterly Dividend of $0.65 Per Share

•
Third quarter GAAP and Adjusted revenues of $425.6 million; Adjusted revenues of $425.6 million, up 13% from the prior year period
•
Record first nine months GAAP and Adjusted revenues of $1,154.7 million; Adjusted revenues of $1,154.7 million, up 10% from the prior year period
•
GAAP net income of $0.74 per share (diluted) and $1.83 per share (diluted) for the third quarter and first nine months of 2026, respectively; Adjusted net income of $0.75 per share (diluted) and $1.87 per share (diluted) for the third quarter and first nine months of 2026, respectively
•
Third quarter 2026 Adjusted pre-tax margin of 21.4% versus 22.2% in the prior year period; first nine months 2026 Adjusted pre-tax margin of 18.6% versus 18.2% in the prior year period
•
Continued to execute on our growth strategy:
―
13 Managing Directors have joined the Firm year-to-date, focused on Private Capital Advisory, Debt Capital Markets and Private Credit, Energy, Chemicals, Healthcare, Capital Structure Advisory, Sponsors, Infrastructure, and Family Office coverage
―
11 additional Managing Directors are committed to join in 2026 and in 2027, including three hires in Private Capital Advisory, four in Technology, Media & Telecommunications, two in Europe focused on Industrials, and two in Financial Institutions
•
Strong balance sheet with cash and short-term investments of $658.7 million and no debt
―
Declared quarterly dividend of $0.65 per share
―
During the first nine months of the year, we repurchased 2.6 million shares in the open market and through net share settlement for a total cost of $159.5 million
―
Including the dividend declared today, we will have returned $317.6 million to shareholders with respect to the first nine months of 2026

NEW YORK, November 5, 2026 – Moelis & Company (NYSE:MC) today reported financial results for the third quarter ended September 30, 2026. The Firm's third quarter GAAP revenues were $425.6 million as compared with $356.9 million in the prior year period. On an Adjusted basis, the Firm's third quarter revenues of $425.6 million increased 13% from the prior year period. The Firm reported third quarter GAAP net income of $66.6 million, or $0.74 per share (diluted). On an Adjusted basis, the Firm reported net income of $64.7 million, or $0.75 per share (diluted) for the third quarter of 2026, as compared with net income of $58.9 million, or $0.68 per share (diluted), in the prior year period.

GAAP revenues for the first nine months of 2026 were $1,154.7 million as compared with $1,028.9 million in the prior year period. On an Adjusted basis, the Firm's first nine months revenues of $1,154.7 million increased 10% from the prior year period. The Firm reported GAAP net income of $164.0 million, or $1.83 per share (diluted) for the first nine months of 2026. On an Adjusted basis, the Firm reported net income of $161.9 million, or $1.87 per share (diluted) in the first nine months of 2026, as compared with net income of $158.8 million, or $1.86 per share (diluted), in the prior year period. GAAP and Adjusted net income in the first nine months of 2026 include net tax benefits of approximately $0.11 per share (diluted) related to the settlement of share-based awards, as compared with net tax benefits of approximately $0.28 per share (diluted) in the prior year periods.

"We reported record revenues for the first nine months of the year, reflecting continued momentum across our business and the strength of our expanded platform. With a record pipeline, strong levels of client activity, and continued investments in exceptional talent, we are well positioned to capitalize on attractive growth opportunities and deliver long-term value for our clients and shareholders," said Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 91% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 9% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands except per share data)	2026	2025	Variance	2026	2025	Variance

Revenues	$425,577	$356,892	19%	$425,577	$375,984	13%
Income (loss) before income taxes	90,664	82,313	10%	91,018	83,342	9%
Provision (benefit) for income taxes	24,112	22,242	8%	26,348	24,465	8%
Net income (loss)	66,552	60,071	11%	64,670	58,877	10%
Net income (loss) attributable to noncontrolling interests	7,896	6,705	18%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$58,656	$53,366	10%	$64,670	$58,877	10%
Diluted earnings (loss) per share	$0.74	$0.67	10%	$0.75	$0.68	10%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands except per share data)	2026	2025	Variance	2026	2025	Variance

Revenues	$1,154,744	$1,028,861	12%	$1,154,744	$1,047,953	10%
Income (loss) before income taxes	212,107	189,505	12%	215,231	190,813	13%
Provision (benefit) for income taxes	48,133	28,904	67%	53,373	32,043	67%
Net income (loss)	163,974	160,601	2%	161,858	158,770	2%
Net income (loss) attributable to noncontrolling interests	18,292	15,429	19%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$145,682	$145,172	—%	$161,858	$158,770	2%
Diluted earnings (loss) per share	$1.83	$1.84	(1)%	$1.87	$1.86	1%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $425.6 million in the third quarter of 2026, as compared with $356.9 million in the prior year period. On an Adjusted basis, we earned revenues of $425.6 million in the third quarter of 2026, as compared with $376.0 million in the prior year period, representing an increase of 13%. For the first nine months of 2026, we earned GAAP revenues of $1,154.7 million, as compared with $1,028.9 million in the prior year period. On an Adjusted basis, we earned revenues of $1,154.7 million in the first nine months of 2026, as compared with $1,048.0 million in the prior year period, representing an increase of 10%. The increase in revenues during both current year periods is attributable to an increase in average fees earned per completed transaction.

We continue to execute on our growth strategy. Year-to-date, 13 Managing Director hires have joined the Firm focused on Private Capital Advisory, Debt Capital Markets and Private Credit, Energy, Chemicals, Healthcare, Capital Structure Advisory, Sponsors, Infrastructure, and Family Office coverage. An additional 11 Managing Directors are committed to join in 2026 and in 2027, including three hires in Private Capital Advisory, four in Technology, Media & Telecommunications, two in Europe focused on Industrials, and two in Financial Institutions.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Expenses:
Compensation and benefits	$282,386	$255,410	11%	$280,029	$248,949	12%
% of revenues	66.4%	71.6%		65.8%	66.2%
Non-compensation expenses	$61,318	$53,168	15%	$61,318	$52,496	17%
% of revenues	14.4%	14.9%		14.4%	14.0%
Total operating expenses	$343,704	$308,578	11%	$341,347	$301,445	13%
% of revenues	80.8%	86.5%		80.2%	80.2%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Expenses:
Compensation and benefits	$762,178	$719,069	6%	$759,821	$712,608	7%
% of revenues	66.0%	69.9%		65.8%	68.0%
Non-compensation expenses	$197,367	$163,937	20%	$194,955	$163,265	19%
% of revenues	17.1%	15.9%		16.9%	15.6%
Total operating expenses	$959,545	$883,006	9%	$954,776	$875,873	9%
% of revenues	83.1%	85.8%		82.7%	83.6%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $343.7 million for the third quarter of 2026, as compared with $308.6 million in the prior year period. On an Adjusted basis, operating expenses were $341.3 million for the third quarter of 2026, as compared with $301.4 million in the prior year period. For the first nine months of 2026, total operating expenses on a GAAP basis were $959.5 million, as compared with $883.0 million in the prior year period. On an Adjusted basis, operating expenses were $954.8 million for the first nine months of 2026, as compared with $875.9 million in the prior year period. The increase in operating expenses in both current year periods is attributable to increased compensation and benefits and non-compensation expenses, as compared with the prior year periods.

Compensation and benefits expenses on a GAAP basis were $282.4 million for the third quarter of 2026, as compared with $255.4 million in the prior year period. On an Adjusted basis, compensation and benefits expenses were $280.0 million in the third quarter of 2026, as compared with $248.9 million in the prior year period. For the first nine months of 2026, compensation and benefits expenses on a GAAP basis were $762.2 million, as compared with $719.1 million in the prior year period. On an Adjusted basis, compensation and benefits expenses were $759.8 million in the first nine months of 2026, as compared with $712.6 million in the prior year period. The increase in compensation and benefits expenses during both current year periods is primarily attributable to increased headcount, as compared with the prior year periods.

Non-compensation expenses on a GAAP and Adjusted basis were $61.3 million for the third quarter of 2026, as compared with $53.2 million on a GAAP basis and $52.5 million on an Adjusted basis in the prior year period. For the first nine months of 2026, non-compensation expenses on a GAAP basis were $197.4 million, as compared with $163.9 million in the prior year period. On an Adjusted basis, non-compensation expenses for the first nine months of 2026 were $195.0 million, as compared with $163.3 million in the prior year period. The increase in non-compensation expenses during the third quarter and first nine months of 2026 is primarily driven by occupancy and depreciation related to new office space, communication, technology and information services expenses, including investments related to AI, and increased business and client activity, including higher deal-related travel and client conferences, as compared with the prior year periods.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Other income (expenses)	$8,791	$33,999	(74)%	$6,788	$8,803	(23)%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2026	2025	Variance	2026	2025	Variance

Other income (expenses)	$16,908	$43,650	(61)%	$15,263	$18,733	(19)%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was income of $8.8 million for the third quarter of 2026, as compared with $34.0 million in the prior year period. On an Adjusted basis, other income for the third quarter of 2026 was $6.8 million, as compared with $8.8 million in the prior year period. In the third quarter of 2025, we recorded a gain in other income of $19.1 million related to the sale of 5.0 million shares of our investment in MA Financial Group Limited. The gain of $19.1 million is included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

For the first nine months of 2026, other income (expenses) on a GAAP basis was $16.9 million, as compared with $43.7 million in the prior year period. On an Adjusted basis, other income for the first nine months of 2026 was $15.3 million, as compared with $18.7 million in the prior year period. The gain of $19.1 million related to the sale of 5.0 million shares of our investment in MA Financial Group Limited during the third quarter of 2025 is included within Adjusted revenues and the adjustment did not impact our GAAP or Adjusted earnings per share.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 91% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 9% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s third quarter 2026 operating results were taxed at our corporate effective tax rate of 28.9% resulting in a tax expense of approximately $26.3 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of September 30, 2026, we held cash and liquid investments of $658.7 million and had no funded debt on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.65 per share. The $0.65 per share will be paid on December 17, 2026 to common stockholders of record on November 16, 2026. During the third quarter of 2026, we repurchased 0.3 million shares in the open market and through net share settlements for a total cost of $18.7 million.

During the first nine months of 2026, we repurchased approximately 2.6 million shares through open market repurchases and net share settlements for a total cost of $159.5 million. Including the dividend declared today, we will have returned $317.6 million to shareholders with respect to the first nine months of 2026.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Thursday, November 5, 2026, accessible via telephone and the internet. Navid Mahmoodzadegan, Chief Executive Officer and Co-Founder, and Chris Callesano, Chief Financial Officer, will review our third quarter 2026 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing +1 (833) 461 5787 and using meeting ID 348 789 354. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available approximately one hour after the live call ends. The replay can be accessed through the Investor Relations section of the Moelis & Company website at www.moelis.com.

About Moelis & Company

Moelis & Company ("Moelis") is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments, and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, secondary transactions and primary fundraising, and other corporate finance matters. The Firm serves its clients from locations across North and South America, Europe, the Middle East, and Asia-Pacific. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues may include amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and/or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Melissa Chiles
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3583
m: +1 917 526 2340	press@moelis.com
matthew.tsukroff@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$425,577	$356,892	$1,154,744	$1,028,861
Expenses
Compensation and benefits	282,386	255,410	762,178	719,069
Occupancy	10,267	8,072	31,158	24,915
Professional fees	5,337	5,864	21,578	20,202
Communication, technology and information services	16,709	14,501	47,181	41,692
Travel and related expenses	12,696	11,514	46,779	41,979
Depreciation and amortization	4,468	2,976	12,164	8,515
Other expenses	11,841	10,241	38,507	26,634
Total Expenses	343,704	308,578	959,545	883,006
Operating income (loss)	81,873	48,314	195,199	145,855
Other income (expenses)	8,791	33,999	16,908	43,650
Income (loss) before income taxes	90,664	82,313	212,107	189,505
Provision (benefit) for income taxes	24,112	22,242	48,133	28,904
Net income (loss)	66,552	60,071	163,974	160,601
Net income (loss) attributable to noncontrolling interests	7,896	6,705	18,292	15,429
Net income (loss) attributable to Moelis & Company	$58,656	$53,366	$145,682	$145,172
Weighted-average shares of Class A common stock outstanding
Basic	75,510,869	75,438,951	75,631,849	74,958,720
Diluted	79,328,885	79,668,717	79,475,106	79,034,228
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.78	$0.71	$1.93	$1.94
Diluted	$0.74	$0.67	$1.83	$1.84

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2026
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Compensation and benefits	$282,386	$(2,357)	(a)	$280,029
Other income (expenses)	8,791	(2,003)	(a)(b)	6,788
Income (loss) before income taxes	90,664	354		91,018
Provision (benefit) for income taxes	24,112	2,236	(b)(c)	26,348
Net income (loss)	66,552	(1,882)		64,670

Net income (loss) attributable to noncontrolling interests	7,896	(7,896)	(d)	—
Net income (loss) attributable to Moelis & Company	$58,656	$6,014		$64,670

Weighted-average shares of Class A common stock outstanding
Basic	75,510,869	7,042,844	(d)	82,553,713
Diluted	79,328,885	7,042,844	(d)	86,371,729
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.78			$0.78
Diluted	$0.74			$0.75

(a)		Reflects a reclassification of $2.4 million of other income to compensation and benefits expense associated with the forfeiture or return of compensation by former employees.
(b)

Tax Receivable Agreement ("TRA") liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income taxes line and such adjustment for the period was an expense of $0.4 million.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 28.9%. Our tax provision includes a tax benefit related to the settlement of share-based awards of $0.3 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.3%. Our Adjusted tax provision excludes the expense related to the adjustment to the TRA liabilities originated from the past partnership unit exchanges of $0.4 million.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Revenues	$356,892	$19,092	(a)	$375,984
Compensation and benefits	255,410	(6,461)	(b)	248,949
Non-compensation expenses	53,168	(672)	(c)	52,496
Other income (expenses)	33,999	(25,196)	(a)(b)(d)	8,803
Income (loss) before income taxes	82,313	1,029		83,342
Provision (benefit) for income taxes	22,242	2,223	(d)(e)	24,465
Net income (loss)	60,071	(1,194)		58,877
Net income (loss) attributable to noncontrolling interests	6,705	(6,705)	(f)	—
Net income (loss) attributable to Moelis & Company	$53,366	$5,511		$58,877

Weighted-average shares of Class A common stock outstanding
Basic	75,438,951	6,534,625	(f)	81,973,576
Diluted	79,668,717	6,534,625	(f)	86,203,342
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.71			$0.72
Diluted	$0.67			$0.68

(a)		Reflects a reclassification of $19.1 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)		Reflects a reclassification of $6.5 million of other income to compensation and benefits expense associated with the forfeiture or return of compensation by former employees.
(c)		Reflects an adjustment of $0.7 million related to United Kingdom office expenses incurred during the company's transition to its new space which was completed in April 2026.
(d)

TRA liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income taxes line and such adjustment for the period was an expense of $0.4 million.

(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 29.4%. Our Adjusted tax provision excludes the expense related to the adjustment to the TRA liabilities originated from the past partnership unit exchanges of $0.4 million.

(f)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Nine Months Ended September 30, 2026
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Compensation and benefits	$762,178	$(2,357)	(a)	$759,821
Non-compensation expenses	197,367	(2,412)	(b)	194,955
Other income (expenses)	16,908	(1,645)	(a)(c)	15,263
Income (loss) before income taxes	212,107	3,124		215,231
Provision (benefit) for income taxes	48,133	5,240	(c)(d)	53,373
Net income (loss)	163,974	(2,116)		161,858

Net income (loss) attributable to noncontrolling interests	18,292	(18,292)	(e)	—
Net income (loss) attributable to Moelis & Company	$145,682	$16,176		$161,858

Weighted-average shares of Class A common stock outstanding
Basic	75,631,849	6,941,191	(e)	82,573,040
Diluted	79,475,106	6,941,191	(e)	86,416,297
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.93			$1.96
Diluted	$1.83			$1.87

(a)	Reflects a reclassification of $2.4 million of other income to compensation and benefits expense associated with the forfeiture or return of compensation by former employees.
(b)	Reflects an adjustment of $2.4 million related to United Kingdom office expenses incurred during the company's transition to its new space which was completed in April 2026.
(c)

TRA liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income taxes line and such adjustment for the period was an expense of $0.7 million.

(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 24.8%. Our tax provision includes a tax benefit related to the settlement of share-based awards of $9.7 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.3%. Our Adjusted tax provision excludes the expense related to the adjustment to the TRA liabilities originated from the past partnership unit exchanges of $0.7 million.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Nine Months Ended September 30, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Revenues	$1,028,861	$19,092	(a)	$1,047,953
Compensation and benefits	719,069	(6,461)	(b)	712,608
Non-compensation expenses	163,937	(672)	(c)	163,265
Other income (expenses)	43,650	(24,917)	(a)(b)(d)	18,733
Income (loss) before income taxes	189,505	1,308		190,813
Provision (benefit) for income taxes	28,904	3,139	(d)(e)	32,043
Net income (loss)	160,601	(1,831)		158,770
Net income (loss) attributable to noncontrolling interests	15,429	(15,429)	(f)	—
Net income (loss) attributable to Moelis & Company	$145,172	$13,598		$158,770

Weighted-average shares of Class A common stock outstanding
Basic	74,958,720	6,471,558	(f)	81,430,278
Diluted	79,034,228	6,471,558	(f)	85,505,786
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.94			$1.95
Diluted	$1.84			$1.86

(a)	Reflects a reclassification of $19.1 million of other income to revenues related to a gain associated with the Firm's sale of 5.0 million shares of MA Financial Group Limited.
(b)	Reflects a reclassification of $6.5 million of other income to compensation and benefits expense associated with the forfeiture or return of compensation by former employees.
(c)	Reflects an adjustment of $0.7 million related to United Kingdom office expenses incurred during the company's transition to its new space which was completed in April 2026.
(d)

TRA liability adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income taxes line and such adjustment for the period was an expense of $0.6 million.

(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 16.8%. Our tax provision includes a tax benefit related to the settlement of share-based awards of $24.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.5%. Our Adjusted tax provision excludes the expense related to the adjustment to the TRA liabilities originated from the past partnership unit exchanges of $0.6 million.

(f)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.